CUSIP NO. 84741Y 10 3                                        Page 14 of 30 pages


                                    EXHIBIT A

                  Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of them in the capacities set forth hereinbelow.

                  Each of the undersigned hereby constitutes and appoints Edouard Duval its or his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments to this Schedule 13G, and any other report on Schedule 13G or Schedule 13D relating to the ownership of common stock, par value $.01 per share, of Special Metals Corporation by the undersigned and to file the same with the United States Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                                   Dated:  February 12, 1998

                                                   SOCIETE INDUSTRIELLE
                                                   DE MATERIAUX AVANCES

                                                   By:/s/ Edouard Duval
                                                   -----------------------------
                                                   Name:  Edouard Duval
                                                   Title: Directeur General


                                                   LWH HOLDING S.A.

                                                   By:/s/  Marie-Therese Gorges
                                                   -----------------------------
                                                   Name:   Marie-Therese Gorges
                                                   Title:  Director

CUSIP NO. 84741Y 10 3                                        Page 15 of 30 pages


                                         ADVANCED MATERIALS
                                         INVESTMENTS HOLDING S.A.


                                         By: /s/ Guy Harles   /s/ Claude Kremer
                                         ---------------------------------------
                                         Name:   Guy Harles       Claude Kremer
                                         Title:  Director         Director


                                         /s/  Carlos Luis Landin
                                         -----------------------
                                         Carlos Luis Landin


                                         /s/  Jean Chauveau
                                         ------------------
                                         Jean Chauveau